Exhibit 99.1

                  Uranium Resources, Inc. Announces Addition to
                      Management Team and Warrant Exercise

    LEWISVILLE, Texas--(BUSINESS WIRE)--Dec. 14, 2004--Uranium Resources, Inc (OTCBB:URIX)("URI") is pleased to announce the appointment of Mr.
Craig S. Bartels to the position of Senior Vice President-Technology and New Project Development of URI, and also President of Hydro
Resources, Inc. ("HRI"). As President of HRI, the New Mexico subsidiary of Uranium Resources, Inc., Mr. Bartels will be responsible for managing the continued development of HRI's extensive New Mexico uranium assets.
    Mr. Bartels, who is rejoining Uranium Resources, Inc., is acknowledged as one of the technical leaders in the field of insitu leach mining ("ISL") and spent seventeen years with the Company before leaving in 1999. In the years since he left the Company, he has remained active in ISL and its technology. He spent fourteen months working with General Atomics on the plant and wellfield design of their Australian Beverley uranium ISL project, provided ISL expertise for a Canadian company in its evaluation of a copper ISL project in Arizona, and dedicated considerable time to the ongoing development of management and geochemistry software that optimizes the design, operation and restoration of ISL wellfields.
    As President of Hydro Resources, Inc., Mr. Bartels takes over for
Mr. Mark S. Pelizza, who will continue with his expanded core responsibilities as Vice President-Health, Safety, and Environmental
Affairs of Uranium Resources, Inc. Mr. Pelizza was instrumental in recruiting Mr. Bartels back to URI and HRI and will work closely with him on transitioning into his role as President of HRI. Mr. Pelizza will continue to be actively involved with the ongoing development, governmental and environmental issues for HRI.
    Mr. Bartels will be located in Albuquerque, New Mexico and will report to Mr. Paul K. Willmott, President and Chairman of URI.
    URI also announced that it has recently issued 4,275,000 shares of common stock, $0.001 par value, in connection with the conversion of outstanding warrants originally issued in August 2000. The warrants were converted at $0.12 per share and raised $513,000 of new funds to URI. This conversion of the warrants, combined with the previous conversion of 1,350,000 in October 2004 which raised $162,000 of equity completes the shares that were available for issuance under the August 2000 warrant purchase.
    This press release contains "forward-looking statements." These include, without limitation, statements relating to future mining plans, production and other such matters. The words "expect,"
"anticipate," "estimate," or "plan" and similar expressions identify forward-looking statements. Such statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. The Company does not undertake to update, revise or correct any of the forward-looking information.
Factors that could cause actual results to differ materially from the Company's expectations expressed in the forward-looking statements include, but are not limited to, the following: industry conditions; volatility of uranium prices; operational risks; potential liabilities, delays and associated costs imposed by government regulation (including environmental regulation); inability to raise the funds for the substantial capital expenditures required to fund operations; and risks related to exploration and developmental drilling. For a more complete explanation of these various factors, see "Cautionary Statements" included in the Company's latest Annual
Report on Form 10-KSB filed with the Securities and Exchange
Commission.
    Uranium Resources, Inc. is a Dallas area based uranium-mining company whose shares are quoted on the OTC Bulletin Board under the symbol URIX. The Company specializes in in-situ solution mining and holds substantial uranium mineralization in South Texas and New
Mexico.

    CONTACT: Uranium Resources, Inc., Lewisville
             Paul K. Willmott or Thomas H. Ehrlich, 972-219-3330